SECURITY AND PLEDGE AGREEMENT



     SECURITY AND PLEDGE AGREEMENT dated as of June 25, 1997 (the "Security and Pledge Agreement"), between NRG del Coronado, Inc., a Delaware corporation ("NRGdC"); NRG San Diego, a Delaware corporation ("NRGSD") (NRGdC and NRGSD collectively referred to herein as the "Debtors"), and Ridgewood Electric Power Trust II, a Delaware business trust (the "Secured Party").

                            RECITALS:


     1. NRGdC has, on the date hereof, purchased the general partner interest (the "GP Interest") of RSD Power Corp., a Delaware corporation, in RSD Power Partners, L.P., a Delaware limited partnership (the
"Partnership").

     2. NRGSD has, on the date hereof, purchased Secured Party's limited partner interest (the "LP Interest" and together with the GP Interest, the "Partnership Interests") in the Partnership for a purchase price of $6,190,000, of which $3,490,000 has been paid in cash by NRGSD on the date hereof and the balance of $2,700,000 to be paid pursuant to the terms of that certain Purchase Money Promissory Note dated the date hereof, executed by NRGSD and delivered to the Secured Party (the "Note").

     3. To secure the Note described above, the Secured Party has required the Debtors to convey a security interest in the Partnership Interests.

     4. NRGdC acknowledges that it will receive substantial benefits from the transactions involving NRGSD and the Secured Party and has entered into this Agreement in consideration of such benefits.

     Accordingly, the Debtors hereby agree with the Secured Party as follows:

     1. Pledge. In order to secure the payment and performance of the Note and of all renewals, replacements, substitutions and amendments thereof (the Note and all renewals, replacements, substitutions, and amendments thereof collectively referred to as the "Obligations"), and in consideration of the premises and the mutual covenants of the parties hereinafter set forth, the Debtors hereby grant, pledge and give to the Secured Party, and its successors and assigns, a continuing lien and security interest in all of its right, title and interest, now or hereafter existing in, to and under (a) the Partnership Interests (the "Pledged Interests"); and (b) any and all proceeds of the foregoing. The property referred to above in subparagraphs (a) and (b) is sometimes collectively referred to herein as the "Collateral."

     2. Covenants. The Debtors hereby covenant and agree with the Secured Party as follows:

          2.1 The Collateral is now, and at all times will be, maintained by the Debtors free and clear of all liens, security interests, charges, claims, pledges, encumbrances of any nature whatsoever or equities of any kind, other than the interest of the Secured Party hereunder and the interest of any third party whose claim is acknowledged in writing to be junior to the interest of the Secured Party hereunder.

          2.2 The Debtors shall not, without the prior written consent of the Secured Party, (i) sell, transfer, assign or otherwise dispose of the Collateral, or (ii) permit the admission of any person or entity as a partner in the Partnership where such new partner has in excess of a twenty percent (20%) interest in the capital and profits of the Partnership, provided however, that the Debtors shall be permitted to sell, transfer or assign their interest in the Collateral to any entity controlled by, controlling, or under common control with NRG Energy, Inc., a Delaware corporation, where such assignee acknowledges in writing the interest of the Secured Party in the Collateral and agrees in writing to assume the obligations of the Debtors hereunder.

          2.3 The Debtors agree that they shall not permit the Partnership to incur any indebtedness for borrowed money, where such indebtedness is secured by an interest in the assets of the Partnership, in excess of the sum of (i) $5,400,000, plus (ii) $2 for every $1 by which the principal amount of the Note is less than $2,700,000. The provisions of this Section
2.3 shall not prohibit the Partnership from entering into any capital lease or other arrangement whereby the Partnership grants a purchase money security interest in specific assets or from borrowing under a revolving credit facility where only the Partnership's accounts receivable are pledged as security for indebtedness thereunder. In the event any indebtedness of the Partnership for borrowed money is provided by the Debtors or any of their affiliates, the Debtors shall cause the Partnership to secure from such affiliate a subordination agreement in form and substance reasonably satisfactory to the Secured Party.

          2.4 The Debtors will perform all acts and execute all documents reasonably requested by the Secured Party from time to time to evidence, perfect, maintain or enforce the Secured Party's perfected lien and security interest in the Collateral granted hereby, or otherwise in furtherance of the provisions of this Security and Pledge Agreement, and the transactions contemplated hereby, including, without limitation, any act which may be required to effect a sale or other disposition of the Collateral in accordance with the terms of this Security and Pledge Agreement.

          2.5 The Debtors shall reimburse the Secured Party for any and all reasonable sums, costs, and expenses which the Secured Party has paid, or may pay or incur, pursuant to the provisions of this Security and Pledge Agreement or in defending, protecting or enforcing this Security and Pledge Agreement or otherwise in connection with the provisions hereof.

          2.6 Simultaneously with the execution and delivery of this Security and Pledge Agreement, the Debtors shall deliver such instruments as the Secured Party or its legal counsel may reasonably request in order to effect the pledge and security interest to the Secured Party as contemplated hereunder. The Secured Party is authorized, after a foreclosure of its interest in the Collateral in accordance with the terms of this Agreement, to register the Pledged Interest in its own name.

     3. Defaults. The occurrence of any of the following shall constitute a default (a "Default") under this Security and Pledge
Agreement:

          3.1 The breach, failure to perform or violation of any material covenant under Section 2 and the failure to cure such breach, failure or violation within sixty (60) days after written notice has been delivered to Debtors; or

          3.2  The occurrence of an "Event of Default" under the Note.

     4. Voting Rights. Until the occurrence of a Default hereunder, the Debtors shall be entitled to (a) vote the Pledged Interests; (b) give consents, waivers and ratifications with respect thereto and; (c) otherwise act with respect to the Pledged Interests as the owner thereof.

     5. Remedies Upon Default. After a Default shall have occurred and be continuing the Secured Party may, without notice to or demand upon the Debtors, in addition to any other remedies available to a secured party under applicable law, take the following actions:

          5.1 Exercise all voting power with respect to the Pledged Interests, and in so voting and exercising the powers of an owner with respect to any of the Pledged Interests, neither the Secured Party nor any representative or agent of the Secured Party, shall be required to attend any meeting of security holders, and the Secured Party may vote or act by power of attorney or proxy, and such power of attorney or proxy may be granted to any person selected by the Secured Party, and the Secured Party may so vote and exercise the powers of an owner with respect to the Pledged Interests for any purpose or purposes which the Secured Party, in its sole and absolute discretion, shall deem advisable and in its interests.

          5.2 The Secured Party, at its option, may by its representatives, agents or otherwise sell, assign and deliver all, or any part, of the Collateral, including, without limitation, any payments and other distributions on or with respect to the Pledged Interests, at any broker's board, or on any securities exchange, at public or private sale, as the Secured Party may elect, either for cash or on credit, and for present or future delivery, and for such price or prices and on such terms as the Secured Party, in its sole and absolute discretion, shall deem appropriate, without demand, advertisement or notice of any kind, (other than the notice specified in Section 5.3 hereof). The Secured Party shall be authorized at any such sale, in its sole and absolute discretion, to restrict the prospective bidders to persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with the applicable Blue Sky laws and Federal securities laws, and upon consummation of any such sale, the Secured Party shall have the right to assign, transfer, enforce and deliver to the Secured Party or Secured Parties thereof, the Collateral so sold. Each Secured Party at any such sale shall hold the property sold to that Secured Party free and clear of any claim or right on the part of the Debtors, and the Debtors hereby unconditionally and irrevocably waive, to the extent permitted by applicable law, all rights of redemption, stay or appraisal which the Debtors now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

          5.3 The Secured Party shall give the Debtors thirty (30) days' written notice (which the Debtors agree is reasonable notification within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of Minnesota) of the Secured Party's intention to make any such public or private sale or sale at any broker's board or on a securities exchange. Such notice, in case of a public sale, shall state the time and place for such sale, and, in the case of a sale at a broker's board or securities exchange, the broker's board or securities exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale. Such notice in the case of a private sale shall contain reasonable notification of the time at which sale is to be made, or such other language as may be required by
Article 9 of the Uniform Commercial Code as in effect in the State of Minnesota. Any such sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party shall fix in the notice or publication, if any, of such sale. At any such sale, the Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Secured Party may, in its sole and absolute discretion, determine. The Secured Party shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale, without further notice, may be made at the time and place to which the same was so adjourned.

As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose against any of the Collateral pledged pursuant to this Security and Pledge Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction. In the event of any sale or alternative thereto hereunder, the Secured Party shall, after deducting all costs and expenses of every kind for care, safekeeping, collection, sale, delivery, legal proceedings (including, without limitation, the fees and disbursements of legal counsel) or otherwise apply the residue of the proceeds of the sale, together with any other moneys at the time held by it hereunder, as set forth in Section 10 hereof.

     6. Secured Party Appointed Attorney-in-Fact. The Debtors hereby irrevocably appoint the Secured Party as its attorney-in-fact, from and after any Default hereunder, for the purpose of carrying out the provisions of this Security and Pledge Agreement and taking any action and executing any instrument which the Secured Party may, in its sole and absolute discretion, deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Secured Party shall have the right and power, if a Default shall have occurred, (a) to ask for, demand, collect, sue for, receive, endorse and collect all checks and other orders for the payment of money made payable to the Debtors representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same; (b) to give any necessary receipts for amounts collected or received by the Secured Party pursuant to this Security and Pledge Agreement and make all necessary transfers of all or any part of the Collateral in connection with any sale or other disposition thereof made pursuant to this Security and Pledge Agreement, and for that purpose to execute all necessary instruments of assignment and transfer; (c) to commence and prosecute any and all suits, actions or proceedings in law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof; and (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any or all of the Collateral. The Debtors hereby ratify and confirm all actions that are consistent with this
Section 6 performed by the Secured Party as attorney-in-fact.

     7. Delay by Secured Party Not a Waiver. To the extent permitted by law, no delay on the Secured Party's part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Debtors with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the right of the Secured Party to take any action or to exercise any power of sale, lien, option or any other right under this Security and Pledge Agreement, or otherwise, nor shall any single or partial exercise of any such power of sale, lien, option or other right preclude any other or further exercise thereof, or the exercise of any power, lien, option or other right under this Security and Pledge Agreement or otherwise, all without notice or demand (except such notice as is otherwise required by this Security and Pledge Agreement), nor shall any of the same prejudice the rights of the Secured Party as against the Debtors in any respect.

     8. Assignment. After the occurrence of a Default, the Secured Party may hold the Pledged Interests, either in its own name or endorsed or assigned in blank or in the name of any nominee or nominees of the Secured Party, as the Secured Party in its sole and absolute discretion may determine, and in connection therewith the Secured Party may deliver the Pledged Interests to the Debtors, or any transfer agent of the Pledged Interests, as the case may be.

     9. Remedies. Nothing herein contained shall be deemed to impair in any manner the absolute right, in accordance with the terms of this Security and Pledge Agreement, of the Secured Party to realize upon all or such portion of the Collateral after a Default at such time and in such order as it may elect, in its sole and absolute discretion, or to enforce any one or more remedies, individually or cumulatively, relative hereto either successively or concurrently, and the Debtors hereby agree that the liens, options and other rights hereby given to the Secured Party shall remain unimpaired and unprejudiced and that the enforcement of any remedy shall not operate to bar or estop the Secured Party from exercising any other right or remedy. Each and every remedy of the Secured Party shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     10. Application of Proceeds of Sale and Other Property. The proceeds of any sale of Collateral sold pursuant to this Security and Pledge Agreement shall be applied by the Secured Party as follows:

          FIRST: to the payment of all reasonable costs and expenses incurred by the Secured Party in connection with such sale, including, but not limited to, the reasonable fees and expenses of
          legal counsel for the Secured Party incurred in connection therewith, and to the payment of all advances made by the Secured Party hereunder for the account of the Debtors and the payment of all costs and expenses paid or incurred by the Secured Party upon the exercise of any right or remedy hereunder; and

          SECOND: to the payment in full of accrued interest on the Obligations and thereafter to the outstanding principal amount of the Obligations; and

          THIRD:  to the payment in full or reduction of the Obligations
(to
          the extent not previously paid); and

          FOURTH: amounts remaining after payment in full as set forth above shall be remitted to the Debtors.

     11. Termination. The lien and security interests created by this Security and Pledge Agreement shall terminate on the date when all Obligations secured hereby shall have been fully paid, at which time the Secured Party shall reassign and redeliver (or cause to be so reassigned and redelivered), without recourse upon or warranty by the Secured Party, and at the sole expense of the Debtors, to the Debtors, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Secured Party pursuant to the terms hereof and not theretofore reassigned and redelivered to the Debtors, together with appropriate instruments of reassignment and release.

     12.  Miscellaneous.

          12.1 Any provision of this Security and Pledge Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Security and Pledge Agreement, and any such prohibition in one jurisdiction shall not invalidate such provision in any other jurisdiction. If such prohibition or unenforceability has an economic effect adverse to the Secured Party, then the parties shall negotiate in good faith an equivalent economic benefit to the Secured Party.

          12.2 All notices, consents, and other communications hereunder shall be in writing and shall be deemed to have been received by a party hereto and to be effective on (i) the business day when delivered personally, (ii) the next succeeding business day after delivery to a nationally recognized overnight courier or delivery service, or (iii) when mailed by first-class certified or registered mail, return receipt requested, four (4) business days after such mailing, to a party at the address set forth below (or such other address as a party, may designate by notice to the others pursuant hereto):

     If to the Secured Party, to it at:

          Ridgewood Electric Power Trust II
          c/o Ridgewood Power Corporation
          947 Linwood Avenue
          Ridgewood, NJ

     If the Debtors to them at:

          NRG del Coronado, Inc.
          NRG San Diego, Inc.
          c/o NRG Energy Center, Inc.
          3707 IDS Center
          Minneapolis, MN 55402
          Attn:     President

          With copies to:

          NRG Energy, Inc.
          1221 Nicollet Mall
          Suite 700
          Minneapolis, MN 55403
          Attn: Vice President and General Counsel; and

          12.3 This Security and Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed therein.

          12.4 This Security and Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that, except as permitted in Section 2.2, the Debtors shall not assign any of their rights, or delegate any of its duties or obligations under this Security and Pledge Agreement without the prior written consent of the Secured Party.

          12.5 The failure of a party to insist upon strict adherence to any term of this Security and Pledge Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Security and Pledge Agreement. Any waiver must be in writing and be signed by the party or parties against whom the waiver is sought.

          12.6 This Security and Pledge Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms and the agreement among the parties with respect thereto, and cannot be amended, modified, changed or terminated except by a written instrument executed by the party or parties against whom enforcement thereof is sought.

          12.7 This Security and Pledge Agreement shall be a continuing agreement in every respect until all the Obligations have been satisfied in their entirety.

          12.8 This Security and Pledge Agreement may be executed by the parties hereto in any number of counterparts, no one of which need to be executed by all or more than one of the parties hereto; and when this Security and Pledge Agreement has been executed by all of the parties hereto, each of said counterparts shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Debtors and the Secured Party have executed this Security and Pledge Agreement as of the day and year above written.

                              Debtors:


                              NRG DEL CORONADO, INC.


                              By:
                                Its:



                              NRG SAN DIEGO, INC.


                              By:
                                Its:

                              Secured Party:

                              RIDGEWOOD ELECTRIC POWER TRUST II

                              By: Ridgewood Power Corporation
                                 Its Managing Shareholder

                              By:
                                 Its: